MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
(Unaudited)

                             Three                             Nine
                          Months Ended                    Months Ended
                            Sept 30,                        Sept 30,

Dollars in millions      1999     1998     Percent     1999      1998    Percent
----------------------------------------------------------------------------------
Consolidated Revenues
 MediaOne                $   674  $   614     9.8%     $ 1,993   $ 1,840    8.3%
 International                 -        6  (100.0)           7        17  (58.8)
 Corporate & other             1        6   (83.3)           2        21  (90.5)
                         -----------------              -----------------
Current Operations           675      626     7.8%       2,002     1,878    6.6%
 Domestic wireless             -        -     N/M            -       361    N/M
                         -----------------              -----------------
Total                    $   675  $   626     N/M      $ 2,002   $ 2,239    N/M
                         =================              =================

Consolidated Operating
Cash Flow (1)
 MediaOne                $   242  $   227     6.6      $   731   $   706    3.5%
 International                 -       (1)  100.0            -        (4) 100.0
 Corporate & other           (22)     (33)   33.3          (82)     (104)  21.2
                         ------------------             ------------------
Current Operations           220      193    14.0%         649       598    8.5%
 Domestic wireless             -        -     N/M            -       148    N/M
                         -----------------              ------------------
Total                    $   220  $   193     N/M      $   649   $   746    N/M
                         =================              ==================

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(1) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
N/M-Not meaningful due to the sale of the domestic wireless businesses.
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